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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       0-23108                   Not required
        --------                       -------                   ------------
(State of organization)         (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)
c/o Discover Bank
12 Read's Way
New Castle, Delaware                                                 19720
--------------------                                                 -----
(Address of principal                                              (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                          Name of each exchange
Title of each class                                       on which each class
to be so registered                                       is to be registered
-------------------                                       -------------------
     None                                                        None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


        Series 2001-6 5.75% Class A Credit Card Pass-Through Certificates Series 2001-6 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)

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Item 1.    Description of Registrant's Securities to be Registered.

                  Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated July 13, 2001 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066) and "The Certificates" on pages S-32 to S-46 of the Prospectus Supplement dated July 13, 2001 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-37066).

Item 2.    Exhibits

                  Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
                                            (incorporated by reference to
                                            Exhibit 4.1 of Discover Card Master
                                            Trust I's Registration Statement on
                                            Form S-1 (Registration No.
                                            33-71502), filed on November 10,
                                            1993).

                  Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer,
                                            Servicer and Seller and U.S. Bank
                                            National Association (formerly First
                                            Bank National Association, successor
                                            trustee to Bank of America Illinois,
                                            formerly Continental Bank, National
                                            Association) as Trustee
                                            (incorporated by reference to
                                            Exhibit 4.4 of Discover Card Master
                                            Trust I's Current Report on Form
                                            8-K, dated August 1, 1995 and filed
                                            on August 10, 1995, File No.
                                            0-23108).

                  Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer,
                                            Servicer and Seller and U.S. Bank
                                            National Association (formerly First
                                            Bank National Association, successor
                                            trustee to Bank of America Illinois,
                                            formerly Continental Bank, National
                                            Association) as Trustee
                                            (incorporated by reference to
                                            Exhibit 4.4 of Discover Card Master
                                            Trust I's Current Report on Form
                                            8-K, dated April 30, 1996 and filed
                                            on May 1, 1996, File No. 0-23108).

                  Exhibit 4.1(d) Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank


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                                            (formerly Greenwood Trust Company)
                                            as Master Servicer, Servicer and
                                            Seller and U.S. Bank National
                                            Association (formerly First Bank
                                            National Association, successor
                                            trustee to Bank of America Illinois,
                                            formerly Continental Bank, National
                                            Association) as Trustee
                                            (incorporated by reference to
                                            Exhibit 4.1(d) of Discover Card
                                            Master Trust I's Registration
                                            Statement on Form 8-A filed April
                                            13, 1998, File No. 0-23108).

                  Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer,
                                            Servicer and Seller and U.S. Bank
                                            National Association (formerly First
                                            Bank National Association, successor
                                            trustee to Bank of America Illinois,
                                            formerly Continental Bank, National
                                            Association) as Trustee
                                            (incorporated by reference to
                                            Exhibit 4.1 of Discover Card Master
                                            Trust I's Current Report on Form 8-K
                                            dated November 30, 1998, File No.
                                            0-23108).

                  Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer,
                                            Servicer and Seller and U.S. Bank
                                            National Association (formerly First
                                            Bank National Association, successor
                                            trustee to Bank of America Illinois,
                                            formerly Continental Bank, National
                                            Association) as Trustee
                                            (incorporated by reference to
                                            Exhibit 4.1 of Discover Card Master
                                            Trust I's Current Report on Form 8-K
                                            dated March 30, 2001, File No.
                                            0-23108).

                  Exhibit 4.2 Series Supplement, dated as of July 24, 2001, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2001-6, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated July 24, 2001).

                  Exhibit 99.1 Prospectus Supplement dated July 13, 2001 and Prospectus dated July 13, 2001 with respect to the 5.75% Class A Credit Card Pass-Through
                                            Certificates and the Floating Rate
                                            Class B Credit Card Pass-Through
                                            Certificates of Discover Card Master
                                            Trust I, Series 2001-6.


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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Discover Card Master Trust I
                                              (Registrant)

                                            By:  Discover Bank
                                                   (Originator of the Trust)


Dated: July 24, 2001                   By:      /s/ Michael F. Rickert
                                               ---------------------------------
                                                Michael F. Rickert
                                                Vice President, Chief Accounting
                                                Officer and Treasurer


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                                  EXHIBIT INDEX


    Exhibit No.                                                            Page
    -----------                                                            ----

      4.1(a)         Pooling and Servicing Agreement, dated as of           ---
                     October 1, 1993, between Discover Bank (formerly
                     Greenwood Trust Company) as Master Servicer,
                     Servicer and Seller and U.S. Bank National
                     Association (formerly First Bank National
                     Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                     National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card
                     Master Trust I's Registration Statement on Form
                     S-1 (Registration No. 33-71502), filed on
                     November 10, 1993).

      4.1(b)         First Amendment to Pooling and Servicing               ---
                     Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S.
                     Bank National Association (formerly First Bank
                     National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                     National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card
                     Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10,
                     1995, File No. 0-23108).

      4.1(c)         Second Amendment to Pooling and Servicing              ---
                     Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust
                     Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly
                     First Bank National Association, successor trustee to Bank of America Illinois, formerly
                     Continental Bank, National Association) as
                     Trustee (incorporated by reference to Exhibit
                     4.4 of Discover Card Master Trust I's Current
                     Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).


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      4.1(d)         Third Amendment to Pooling and Servicing               ---
                     Agreement, dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S.
                     Bank National Association (formerly First Bank
                     National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                     National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card
                     Master Trust I's Registration Statement on Form
                     8-A filed April 13, 1998, File No. 0-23108).

      4.1(e)         Fourth Amendment to Pooling and Servicing              ---
                     Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust
                     Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly
                     First Bank National Association, successor trustee to Bank of America Illinois, formerly
                     Continental Bank, National Association) as
                     Trustee (incorporated by reference to Exhibit
                     4.1 of Discover Card Master Trust I's Current
                     Report on Form 8-K dated November 30, 1998, File
                     No. 0-23108).

      4.1(f)q        Fifth Amendment to Pooling and Servicing               ---
                     Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S.
                     Bank National Association (formerly First Bank
                     National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                     National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card
                     Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).


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        4.2          Series Supplement, dated as of July 24, 2001,
                     between Discover Bank as Master Servicer,
                     Servicer and Seller and U.S. Bank National
                     Association as Trustee, with respect to Series 2001-6, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated July 24, 2001).

       99.1 Prospectus Supplement dated July 13, 2001 and Prospectus dated July 13, 2001 with respect to the 5.75% Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2001-6.


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